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              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



         As independent certified public accountants, we hereby consent to the use of our reports and to all references to our Firm included in or made part of this registration statement.



                                       PRESSMAN CIOCCA SMITH LLP

                                       /s/   Pressman Ciocca Smith LLP
                                       ----------------------------------
                                       Hatboro, Pennsylvania
                                       May 1, 1998